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                                                                      EXHIBIT 21

SELECTIVE INSURANCE GROUP, INC., SUBSIDIARIES AS OF DECEMBER 31, 2003

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                                                                                                                         PERCENTAGE
                                                      JURISDICTION                                                         VOTING
                                                        IN WHICH                                                         SECURITIES
                       NAME                             ORGANIZED                          PARENT                           OWNED
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
ALTA Services, LLC                                    New Jersey        Selective Insurance Group, Inc.                     100%

Consumer Health Network Plus, LLC                     New Jersey        Selective Insurance Group, Inc.                     100%

FloodConnect, LLC                                     New Jersey        Selective Insurance Group, Inc.                     100%

Niagara Exchange Corporation                          Delaware          Selective Insurance Group, Inc.                     100%

SelecTech, LLC                                        New Jersey        Selective Way Insurance Company                      75%
                                                                        Selective Insurance Company of the Southeast         25%

Selective HR Solutions, Inc.                          Florida           Selective Insurance Group, Inc.                     100%

Selective Insurance Company of America                New Jersey        Selective Insurance Group, Inc.                     100%

Selective Insurance Company of New York               New York          Niagara Exchange Corp.                              100%

Selective Insurance Company of South Carolina         South Carolina    Selective Insurance Group, Inc.                     100%

Selective Insurance Company of the Southeast          North Carolina    Selective Insurance Group, Inc.                     100%

Selective Specialty Lines Brokerage, LLC              New Jersey        Selective Insurance Group, Inc.                      50%

Selective Technical Administrative Resources, Inc.    New Jersey        Selective Insurance Group, Inc.                     100%

Selective Way Insurance Company                       New Jersey        Selective Insurance Group, Inc.                     100%

SRM Insurance Brokerage, LLC                          New Jersey        Selective Way Insurance Company                      75%
                                                                        Selective Insurance Company of the Southeast         25%

Wantage Avenue Holding Company Inc.                   New Jersey        Selective Insurance Company of America              100%
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